Exhibit 99.1

    Frederick County Bancorp, Inc. Reports Results for the First Quarter 2004

    FREDERICK, Md., April 13 /PRNewswire-FirstCall/ -- Frederick County Bancorp, Inc. (the "Company") (OTC Bulletin Board: FCBI), the parent company for Frederick County Bank, announced today that, as of March 31, 2004, after slightly less than two and a half years in operation, assets stood at $150.2 million, with deposits of $136.5 million and loans of $103.9 million. Also for the quarter ended March 31, 2004 the Company recorded a net profit of $289,000, which compares very favorably to the net profit of $4,000 recorded in the first quarter of 2003.
    Statements contained in this press release that are not historical facts are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

SOURCE  Frederick County Bancorp, Inc.
    -0-                             04/13/2004
    /CONTACT: William R. Talley, Jr., Executive Vice President and Chief Financial Officer, of Frederick County Bancorp, Inc., +1-240-529-1507/
    /Web site:  http://www.frederickcountybank.com/
    (FCBI)

CO:  Frederick County Bancorp, Inc.; Frederick County Bank
ST:  Maryland
IN:  FIN OTC
SU:  ERN